Exhibit 10.23

FIRST AMENDMENT TO
TIME BROKERAGE AGREEMENT FOR KJOJ(AM)

This First Amendment to Time Brokerage Agreement for KJOJ(AM) (this “First Amendment”), dated as of August     , 2002, to the Time Brokerage Agreement for KJOJ(AM), dated as of November 6, 2001 (the “Agreement”), is entered into by and between Liberman Broadcasting of Houston, Inc., a California corporation (the “Owner”), which is the owner and operator of KJOJ(AM), Conroe, Texas, licensed to its wholly owned subsidiary, Liberman Broadcasting of Houston License Corp., and Little Saigon Radio, a California corporation (the “Programmer”).

RECITALS

WHEREAS, the parties wish to amend certain terms of the “Agreement”; and

WHEREAS, the parties wish that all other terms of the Agreement remain as therein provided.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.    Amendment to Exhibit A of the Agreement.    Effective as of August 1, 2002 (the “Effective Date”), Exhibit A of the Agreement is hereby amended by replacing the text thereof in its entirety with the text of Exhibit A hereto.

2.    Miscellaneous.

a.    Governing Law.    The construction and performance of this First Amendment shall be governed by the laws of the State of California.

b.    Counterparts.    This First Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Fourth Amendment.

c.    Reference to Agreement.    Except as herein amended, the Agreement shall remain in full force and effect and is hereby ratified in all respects. On and after the effectiveness of this First Amendment to the Agreement accomplished hereby, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the Agreement in any other agreements, documents or other instruments executed and delivered pursuant to or in connection with the Agreement or this First Amendment shall mean and be a reference to the Agreement as amended through this First Amendment.

d.    Successors.    This First Amendment shall be binding upon Owner, Programmer and their respective successors and assigns, and shall inure to the benefit of Owner, Programmer and their respective successors and assigns.

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IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first written above.

LIBERMAN BROADCASTING, INC.
/s/ LENARD D. LIBERMAN
By:	Lenard D. Liberman
Its:	EVP

LITTLE SAIGON RADIO
/s/ NINH QUANG VU
By:
Its:

Exhibit A

Payments

In consideration for the airtime supplied to Programmer pursuant to this Agreement, Programmer shall provide the following consideration to Owner.

A.    Monthly Rates

In accordance with Section 1.4 of the Agreement, Programmer shall make monthly payments in the following amounts:

Year	Rate
Effective Date through December 1, 2002	$20,000 per month.[1]

Effective December 1, 2002, the amounts set forth above shall be automatically increased, without any further action of the parties, by an amount equivalent to the greater of (A) the increase in the Consumer Price Index for the relevant year, rounded upward to the next highest whole number or (B) five percent (5%). An increase in accordance with the formula set forth in the preceding sentence shall occur on each subsequent December 1 of the Term.

B.    Costs

Programmer shall promptly reimburse Owner for any amounts paid by Owner which represents costs which Programmer has agreed to assume pursuant to the Agreement

[1]
As the previously issued bill for August, 2002 was for $20,000, a true-up will be made to the September bill to reflect the portion of the month of August prior to the rate decrease. The true-up will be in the amount of $1,288.